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                      [HOGAN & HARTSON L.L.P. LETTERHEAD]


                               February 28, 2001




Board of Directors
CIENA Corporation
1201 Winterson Road
Linthicum, MD 21090


Ladies and Gentlemen:

                We are acting as counsel to CIENA Corporation, a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-4, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission relating to the registration of up to 28,134,000 shares of the Company's common stock, par value $.01 per share, pursuant to terms of the Agreement and Plan of Merger dated as of December 18, 2000, among the Company, Cyras Systems, Inc. ("Cyras"), and CO Acquisition Corp., a wholly-owned subsidiary of the Company (the "Merger Agreement"), which provides for the merger of Cyras with CO Acquisition Corp, with Cyras surviving the merger and related transactions (the "Merger"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                For purposes of this opinion letter, we have examined copies of the following documents:

                1.      An executed copy of the Registration Statement.

                2.      An executed copy of the Merger Agreement.

                3. Executed copies of option agreements issued under the Cyras Systems, Inc. 1998 Stock Plan (the "Plan").

                4. Executed copies of the outstanding warrants to purchase the common stock of Cyras and the outstanding warrants to purchase the preferred stock of Cyras (together, the "Warrants").


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Board of Directors
CIENA Corporation
February 28, 2001
Page 2


                5. The Third Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on February __, 2001 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

                6. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

                7. Resolutions of the Board of Directors of the Company adopted at a meeting held on December 18, 2000, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

                In addition, we have reviewed such other agreements, instruments and documents as we have deemed necessary to form an appropriate basis on which to render the opinions hereinafter expressed.

                In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, the conformity to authentic original documents of all documents submitted to us as copies (including telecopies), and the Plan and Warrants are adopted by the Company as provided for in the Merger Agreement. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

                Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, and
(ii) completion of the Merger pursuant to the Delaware General Corporation Law, as amended, and the Merger Agreement and (iii) in the case of the portion of the Shares issuable upon exercise of options or warrants, when issued in accordance with the terms of the option agreements issued under the Plan or Warrants, respectively, the Shares will be validly issued, fully paid and nonassessable.


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Board of Directors
CIENA Corporation
February 28, 2001
Page 3


                This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                         Very truly yours,

                                         /s/ HOGAN & HARTSON L.L.P.

                                         HOGAN & HARTSON L.L.P.